THE UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM SB-2/A

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              PERRIN PARTNERS, INC.
                              ---------------------
                 (Name of small business issuer in its charter)


        NEW YORK                      6770                        13-4137656
        --------                      ----                        ----------
 (State or jurisdiction   (Primary Standard Industrial         (I.R.S. Employer
   of incorporation or     Classification Code Number)          Identification
      organization)                                                  No.)

      5 HANOVER SQUARE, MEZZANINE LEVEL, NEW YORK, NY 10004, (212) 269-3157
      ---------------------------------------------------------------------
         (Address and telephone number of principal executive offices)


              5 HANOVER SQUARE, MEZZANINE LEVEL, NEW YORK, NY 10004
              -----------------------------------------------------
(Address of Principal place of business or intended principal place of business)

                   SCHONFELD & WEINSTEIN, LLP, 63 WALL STREET,
                  SUITE 1801, NEW YORK, NY 10005 (212) 344-1600
                  ---------------------------------------------
           (Name, address, and telephone number of agent for service)


                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
                ------------------------------------------------
                          AS SOON AS PRACTICABLE AFTER
        THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT AND PROSPECTUS.

                            Andrea I. Weinstein, Esq.
                          Schonfeld & Weinstein, L.L.P.
                           63 Wall Street, Suite 1801
                               New York, NY 10005
                                 (212) 344-1600


                  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                         CALCULATION OF REGISTRATION FEE



TITLE OF EACH CLASS OF         AMOUNT     PROPOSED      PROPOSED      AMOUNT OF
SECURITIES BEING               BEING      MAXIMUM       MAXIMUM     REGISTRATION
REGISTERED                   REGISTERED   OFFERING     AGGREGATE        FEE
                                          PRICE PER    OFFERING
                                            SHARE        PRICE
--------------------------------------------------------------------------------
Shares of Common Stock        100,000       $0.30       $30,000       $7.50
--------------------------------------------------------------------------------
TOTAL                         100,000                   $30,000       $7.50

The above are estimated for purposes of computing the registration fee pursuant to Rule 457.

                                   PROSPECTUS

                              PERRIN PARTNERS, INC.
                            (A NEW YORK CORPORATION)
            100,000 SHARES OF COMMON STOCK OFFERED AT $.30 PER SHARE



         Perrin Partners, Inc. (Perrin) is offering for sale 100,000 shares of common stock, $.0001 par value per share, at a purchase price of $00.30 per share. The offering price has been arbitarily determined. The shares shall be sold exclusively by Perrin in a self underwritten offering on an all or none basis for a period of ninety (90) days. If the offering has not been sold within the first ninety days, the offering may be extended an additional ninety days. This offering shall be conducted directly by Perrin without the use of a professional underwriter or securities dealer. All offering proceeds shall remain in escrow until Perrin has completed a merger or acquisition according to the terms of Rule 419 of the Securities Act of 1933. There are no minimum purchase requirements. The securities offered are not listed on any securities exchange or on the Nasdaq stock market.



           PRICE TO THE PUBLIC                  PROCEEDS TO PERRIN

Per Share                 $0.30                      $0.30

Total                $30,000.00                 $30,000.00

          $23,000 in offering expenses must be deducted from the proceeds. The expenses include: Blue Sky fees, legal fees, accounting fees, printing fees, and filing fees.






          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION








TO THE CONTRARY IS A CRIMINAL OFFENSE.
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE _____ IN THIS PROSPECTUS.

                                TABLE OF CONTENTS

                                                                           Page
PROSPECTUS SUMMARY............................................................

           Perrin ............................................................
           The Offering.......................................................
           Offering in Compliance with Rule 419...............................

SUMMARY FINANCIAL INFORMATION.................................................
HIGH RISK FACTORS ............................................................
           New management of Perrin may not be able to successfully
           manage a public company ...........................................

           We have no operations to date and may not become profitable which will reduce the value of shareholders' investments ..........

           We may not have sufficient funds to find a business
           combination in which case we will be unable to close a
           merger or acquisition .............................................

           Investors will have no access to their funds while held in escrow if returned, you will not get interest on your refunds .....

           A sufficient number of investors may fail to reconfirm
           their investments which would result in Perrins'
           ability to consummate a merger or acquisition .....................

           Perrin has exremely limited working capital which may
           adversely effect its ability to consummate a business
           combination .......................................................

           Escrowed Securities may not be transferred, which render
           invalid any contracts for sale to be satisfied by delivery of these securities ...............................................

           We have not specified a particular industry in which to
           search for a target business and it may take several
           months to do so ...................................................

           In relation to its competitors, Perrin is and will
           continue to be an insignificant participant in the
           business of seeking business combinations .........................

           These may exist conficts of interest on the part of
           Perrins' officers and directors ...................................

           Our management has limited experience and may miss certain business opportunities ............................................

           The value of our securities will be susceptible to fluctuate in the economy ....................................................

           We expect a merger or acquisition to result in a lack
           of diversification which means Perrin will be subject
           to economic fluctuation within a particular industry ..............

           Perrin's investment activities might be restricted in
           Perrin is deemed subject to the Investment Company Act
           of 1940 ...........................................................

           A merger with Perrin has potential for tax liability for
           our shareholders ..................................................

           Investors in the offering will sustain an immediate
           dilutions of stock value ..........................................

           Sales of this offering are to be geographically limited
           which may make it difficult to sell the shares
           being offered .....................................................


INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTION.................................
UNDER RULE 419
Deposit of Offering Proceeds and Securities..................................
           Prescribed Acquisition Criteria ..................................
           Post-Effective Amendment .........................................
           Reconfirmation Offering ..........................................
           Release of Deposited Securities and Deposited Funds...............
DILUTION ....................................................................
USE OF PROCEEDS .............................................................
CAPITALIZATION...............................................................
PROPOSED BUSINESS   .........................................................
           History and Organization..........................................
           Plan of Operation.................................................
           Evaluation of Business Combination................................
           Business combinations.............................................
           Regulation........................................................
           Employees.........................................................
           Facilities........................................................
MANAGEMENT ..................................................................
           Biography.........................................................
           Other Blank Check Companies.......................................
           Conflicts of Interest.............................................
           Remuneration......................................................
           Management Involvement............................................
STATEMENT AS TO INDEMNIFICATION..............................................
MARKET FOR PERRIN'S COMMON STOCK.............................................
CERTAIN TRANSACTIONS.........................................................
PRINCIPAL STOCKHOLDERS.......................................................
DESCRIPTION OF SECURITIES....................................................
           Common Stock......................................................
           Future Financing..................................................
           Reports to Stockholders...........................................
           Dividends.........................................................
           Transfer Agent....................................................
PLAN OF DISTRIBUTION.........................................................
EXPIRATION DATE .............................................................
LITIGATION ..................................................................
LEGAL OPINIONS...............................................................
EXPERTS .....................................................................
FURTHER INFORMATION .........................................................
FINANCIAL STATEMENTS.........................................................

                               PROSPECTUS SUMMARY

Investors should carefully consider the information set forth in this prospectus under the heading "High Risk Factors".

PERRIN PARTNERS, INC.

Perrin Partners, Inc. was organized under the laws of the State of New York on July 27, 2000 as a vehicle to acquire or merge with a target business or company in a business combination. Management believes that Perrin's characteristics as an enterprise with cash, nominal liabilities, and flexibility in structuring a merger or acquisition will make Perrin an attractive combination candidate. None of Perrin's officers, directors, promoters, their affiliates or associates have had any preliminary contact or discussions and there are no present plans, proposals, arrangements or understandings with any representative of the owners of any business regarding the possibility of an acquisition or merger transaction.

Since Perrin's organization, its activities have been limited to the sale of initial shares in connection with its organization and its preparation in producing a registration statement and prospectus for its initial public offering. Perrin will not engage in any substantive commercial business following the offering.

Perrin maintains its offices at the offices of Perrin, Holden & Davenport Capital Corporation, 5 Hanover Square, Mezzanine Level, New York, New York. Perrin's phone number is 212-566-5100.

THE OFFERING

Securities offered........................100,000 shares of common stock, $.0001 par value, being offered at $0.30 per
                                           share.

Common Stock outstanding
prior to the offering......................400,000 shares.

Common Stock to be
outstanding after the offering.............500,000 shares.


Perrin is a blank check company and consequently this offering is being conducted in compliance with SEC Rule 419. Securities purchased by investors and the funds received in the offering will be deposited and held in a Rule 419 escrow account until an acquisition meeting specific criteria is completed. Perrin must update the registration statement with a post- effective amendment, and Perrin shareholders will have the opportunity to reconfirm their investments in Perrin. Shareholders who do not reconfirm their investments will receive a pro-rata refund of their investment. Perrin has 18 months from the date of this prospectus to consummate a business combination.


                          SUMMARY FINANCIAL INFORMATION


The following is a summary of Perrin's consolidated financial information and is qualified in its entirety by the audited financial statements appearing in this prospectus.

                               FOR THE YEAR ENDED
                                DECEMBER 31, 2001


Statement of Income Data:
  Net Sales                                      $ -0-
  Net Loss                                     $(2,878)
  Net Loss Per Share                           $ (0.01)
  Shares Outstanding at December 31, 2001      400,000




                                            AS OF
                                       DECEMBER 31, 2001



Balance Sheet Data
  Working Capital (deficit)               $43,920
  Total Assets                            $58,915
  Long Term Debt                          $ -0-
  Total Liabilities                       $ 1,955
  Shareholders' Equity                    $56,960



$27,000 of the after offering proceeds will be restricted pursuant to Rule 419. Upon the sale of all the shares in this offering, Perrin will receive deposited funds of approximately $30,000, all of which must be deposited in the Rule 419 escrow account. $3,000 may be used by Perrin for expenses incurred in this offering. Perrin's management intends to request release of these funds from escrow.




                                HIGH RISK FACTORS

The securities offered hereby are highly speculative in nature and involve an extremely high degree of risk and should be purchased only by persons who can afford to lose their entire investment.

-- New management of Perrin may not be able to successfully manage a public company.

Perrin anticipates that upon the consummation of a business combination there will be a change of control in Perrin which will most likely result in the resignation or removal of Perrin's present officers and directors. If there is a change in management, no assurance can be given as to the experience or qualification of such persons either in the operation of Perrin's activities or in the operation of the business, assets or property being acquired. New management may be unsuccessful in managing Perrin after the merger.

-- We have no operations to date and may not become profitable which will reduce the value of shareholders' investment.

Perrin was incorporated in the State of New York on July 27, 2000 and has had no operations to date. There is no assurance Perrin's intended acquisition or merger activities will be successful or result in revenue or profit to Perrin. Since Perrin has not yet attempted to seek a business combination, and due to Perrin's lack of experience, there is only a limited basis upon which to evaluate Perrin's prospects for achieving its intended business objectives.
Any investment in Perrin should be considered an extremely high risk investment.

-- We may not have sufficient funds to find a business combination in which case we will be unable to close a merger or acquisition.

Rule 419 states that only 10% of the net proceeds of this offering may be released from escrow prior to consummation of the business combination. This 10% may be insufficient to sustain Perrin's search for a business combination. In such a case, Perrin will be unable to merge with an operating business.


As of December 31, 2001, Perrin had assets of $58,915 and $1,955 in liabilities. Upon the sale of all the shares in this offering, Perrin will receive net proceeds of approximately $30,000, all of which must be deposited in the Rule 419 escrow account. $3,000 may be used by Perrin as capital in order to seek a business combination. Perrin may be unable to complete an acquisition or merger due to a lack of sufficient funds. Therefore, Perrin may require additional financing in the future in order to close a business combination. Such financing may consist of the issuance of debt or equity securities. Perrin cannot give any assurances that such funds will be available, if needed, or whether they will be available on terms acceptable to Perrin. Perrin has no future financing plans. Such financing will not occur without shareholder approval. Perrin will not borrow funds from its officers, directors or current shareholders.


-- Investors will have no access to their funds while held in escrow; if returned, you will not get interest on your refunds.

There is no assurance that all shares being offered will be sold during the offering period. Investors have no right to the return or the use of their funds and cannot earn interest thereon until conclusion of the offering which may continue for a period of up to six months after the date of this prospectus. Even upon the sale of the entire offering, the investors' funds may remain in the escrow account, which is non-interest bearing, and the investors will have no right to the return of or the use of their funds for a period of 18 months from the date of this prospectus.

-- A sufficient number of investors may fail to reconfirm their investments which would result in Perrin's inability to consummate a merger or acquisition.

Any attempted business combination may fail if there are insufficient investor reconfirmations. A business combination with a target business cannot be consummated unless, in connection with the reconfirmation offering required by Rule 419, Perrin can successfully convince a sufficient number of investors representing 80% of the maximum offering proceeds to elect to reconfirm their investments. If, after completion of the reconfirmation offering, a sufficient number of investors do not reconfirm their investment, the business combination will not be consummated. In such event, none of the deposited securities held in escrow will be issued and the deposited funds will be returned to investors on a pro-rata basis.


-- Perrin has extremely limited working capital which may result in our inability to consummate a business combination.

As of December 30, 2001, Perrin had assets of $58,915 and $1,955 in liabilities. Upon the sale of all the shares in this offering, Perrin will receive net proceeds of approximately $30,000, all of which must be deposited in the Rule 419 escrow account. $3,000 may be used by Perrin as capital in order to seek a business combination. Perrin may be unable to complete an acquisition or merger due to a lack of sufficient funds. Therefore, Perrin may require additional financing in the future in order to close a business combination. Such financing may consist of the issuance of debt or equity securities. Perrin cannot give any assurances that such funds will be available, if needed, or whether they will be available on terms acceptable to Perrin. Perrin has no future financing plans. Such financing will not occur without shareholder approval. Perrin will not borrow funds from its officers, directors or current shareholders.


-- Escrowed securities may not be transferred, which render invalid any contracts for sale to be satisfied by delivery of these securities.

No transfer or other disposition of the deposited securities shall be permitted other than by will or the laws of descent and distribution, or under to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, or Title 7 of the Employee Retirement Income Security Act, or the underlying rules. Rule 15g-8 states that it is unlawful for any person to sell the securities or any interest in or related to the securities held in the Rule 419 escrow account other than pursuant to a qualified domestic relations order in divorce proceedings. Therefore, any and all contracts for sale to be satisfied by delivery of the deposited securities and sales of derivative securities to be settled by delivery of the securities are prohibited. It is further prohibited to sell any interest in the deposited securities or any derivative securities whether or not physical delivery is required.

-- We have not specified a particular industry in which to search for a target business and it may take several months to do so.

To date, Perrin has not selected any particular industry in which to concentrate its business combination efforts. As a result, the search for a merger candidate may take several months. Additionally, the industry of a potential target business may have its own risks which have not been ascertained by Perrin.

-- In relation to its competitors, Perrin is and will continue to be an insignificant participant in the business of seeking business combinations.

A large number of established and well-financed entities, including venture capital firms, have recently increased their merger and acquisition activities. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than Perrin and, consequently, Perrin will be at a competitive disadvantage in identifying suitable merger or acquisition candidates and successfully consummating a proposed merger or acquisition. Also, Perrin will be competing with a large number of other small, blank check companies.

-- There may exist conflicts of interest on the part of Perrin's officers and directors.

Perrin's directors and officers are or may become, in their individual capacities, officers, directors, controlling shareholders and/or partners of other entities engaged in a variety of businesses. Each officer and director of Perrin is engaged in business activities outside of Perrin and will devote between 5 and 20 hours per month to Perrin. There exists potential conflicts of interest including, among other things, time, effort and business combinations with other such entities.

Conflict with other blank check companies with which members of management may become affiliated in the future may arise in the pursuit of business combinations. Perrin's officers and directors may be involved as officers and directors of other blank check companies in the future. A potential conflict of interest may result if and when any officer of Perrin becomes an officer or director of another company, especially another blank check company.

-- Our management has limited experience and may miss certain business opportunities.

Perrin's success is dependent on its management. Perrin's officers and director have only limited experience in the business activities in which Perrin intends to engage. Management believes it has sufficient experience to implement Perrin's plan, although there is no assurance that additional managerial assistance will not be required. Success of Perrin depends on the active participation of its officers. These officers have not entered into employment agreements with Perrin and they are not expected to do so in the foreseeable future. Perrin has not obtained key person life insurance on any of its officers or directors.

-- We expect a merger or acquisition to result in a lack of diversification which means Perrin will be subject to economic fluctuation within a particular industry.

Because we have limited capital, it is unlikely Perrin will be capable of negotiating more than one acquisition or merger. As a result, we expect to experience a lack of diversification which may subject Perrin to economic fluctuation within a particular industry in which a target company conducts business.


-- Investors in this offering will sustain an immediate dilution of stock value.


As of December 31, 2001, the net tangible book value of Perrin's common stock was approximately $.03 per share, substantially less than the $0.30 per share to be paid by the public investors. In the event all the shares are sold, public investors will sustain an immediate dilution of approximately $.21 per share in the book value of public investors' holdings.

-- Perrin may acquire a business in which its promoters, management or their affiliates own a beneficial interest.

Such a transaction would be considered a related party transaction not at arms length. While Perrin intends to seek shareholder approval for such a transaction, objecting shareholders would only be able to request the return of the pro-rata portion of their invested funds which currently held in escrow. Perrin has no current plans to engage in a related party transaction.





           INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419

DEPOSIT OF OFFERING PROCEEDS AND SECURITIES

         Rule 419 requires that offering proceeds after deduction for underwriting commissions, underwriting expenses and dealer allowances, if any, and the securities purchased by investors in this offering, be deposited into an escrow or trust account governed by an agreement which contains certain terms and provisions specified by the Rule. Under Rule 419, the deposited funds and deposited securities will be released to Perrin and to the investors, respectively, only after Perrin has met the following three basic conditions. First, Perrin must execute an agreement(s) for an acquisition(s) meeting certain prescribed criteria. Second, Perrin must file a post-effective amendment to the Registration Statement, which includes the terms of a reconfirmation offer that must contain conditions prescribed by the rules. The post-effective amendment must also contain information regarding the acquisition candidate(s) and its business(es), including audited financial statements. Third, Perrin must conduct the reconfirmation offer and satisfy all of the prescribed conditions, including the condition that a certain minimum number of investors must elect to remain investors. After Perrin submits a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition(s) is consummated, the escrow agent can release the deposited funds and deposited securities.

Accordingly, Perrin has entered into an escrow agreement with Fleet Bank, 335 Adams Street, Brooklyn, New York, as escrow agent, which provides that:

     (1) The proceeds are to be deposited into the Rule 419 escrow account maintained by the escrow agent promptly upon receipt. Rule 419 permits 10% of the deposited funds to be released to Perrin prior to the reconfirmation offering. The deposited funds and any dividends or interest thereon, if any, are to be held for the sole benefit of the investors and can only be invested in bank deposits, or in money market mutual funds.

     (2) All securities issued in connection with the offering and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends or similar rights are to be deposited directly into the escrow account promptly upon issuance. The identity of the investors are to be included on the stock certificates or other documents evidencing the deposited securities. The deposited securities held in the escrow account are to remain as issued, and are to be held for the sole benefit of the investors who retain the voting rights, if any, with respect to the deposited securities held in their names. The deposited securities held in the escrow account may not be transferred, disposed of nor any interest created other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Title 1 of the Employee Retirement Income Security Act.

     (3) Warrants, convertible securities or other derivative securities relating to deposited securities held in the escrow account may be exercised or converted in accordance with their terms; provided that, however, the securities received upon exercise or conversion together with any cash or other consideration paid in connection with the exercise or conversion are to be promptly deposited into the escrow account.

PRESCRIBED ACQUISITION CRITERIA

Rule 419 requires that before the deposited funds and the deposited securities can be released, Perrin must first execute an agreement to acquire an acquisition candidate(s) meeting certain specified criteria. The agreement(s) must provide for the acquisition(s) of a business(es) or assets for which the fair value of the business represents at least 80% of the maximum offering proceeds. The agreement(s) must include, as a condition precedent to their consummation, a requirement that the number of investors representing 80% of the maximum offering proceeds must elect to reconfirm their investment. For purposes of the offering, the fair value of the business(es) or assets to be acquired must be at least $24,000, which represents 80% of $30,000.

POST-EFFECTIVE AMENDMENT

         Once the agreement(s) governing the acquisition(s) of a business(es) meeting the above criteria has been executed, Rule 419 requires Perrin to update the registration statement with a post-effective amendment. The post-effective amendment must contain information about the proposed acquisition candidate(s) and its business(es), including audited financial statements, the results of this offering and the use of the funds disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer must include certain prescribed conditions which must be satisfied before the deposited funds and deposited securities can be released from escrow.

RECONFIRMATION OFFERING

         The reconfirmation offer must commence after the effective date of the post-effective amendment. Rule 419 states that the terms of the reconfirmation offer must include the following conditions:

     (1) The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the Escrow Account within 5 business days after the effective date of the post-effective amendment.

     (2) Each investor will have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify Perrin in writing that the investor elects to remain an investor.

     (3) If Perrin does not receive written notification from any investor within 20 business days following the effective date, the pro rata portion of the deposited funds and any related interest or dividends held in the escrow account on such investor's behalf will be returned to the investor within 5 business days by first class mail or other equally prompt means.

     (4) The acquisition(s) will be consummated only if a minimum number of investors representing 80% of the maximum offering proceeds equaling $24,000 elect to reconfirm their investment.

     (5) If a consummated acquisition (s) has not occurred by, 18 months from the date of this prospectus, the deposited funds held in the Escrow Account shall be returned to all investors on a pro rata basis within 5 business days by first class mail or other equally prompt means. Release of Deposited Securities and Deposited Funds

RELEASE OF DEPOSITED SECURITIES AND DEPOSITED FUNDS

         The deposited funds and deposited securities may be released to Perrin and the investors, respectively, after:

     (1) The Escrow Agent has received a signed representation from Perrin and any other evidence acceptable by the Escrow Agent that:

          (a) Perrin has executed an agreement for the acquisition(s) of a target business(es) for which the fair market value of the business represents at least 80% of the maximum offering proceeds and has filed the required post-effective amendment;

          (b) The post-effective amendment has been declared effective, that the mandated reconfirmation offer having the conditions prescribed by Rule 419 has been completed and that Perrin has satisfied all of the prescribed conditions of the reconfirmation offer.

     (2) The acquisition(s) of the business(es) with the fair value of at least 80% of the maximum proceeds.

                                    DILUTION


The net tangible book value (deficit) of Perrin as of December 31, 2001 was $13,920 with the net tangible book value (deficit) per share being $.03. Net tangible book value is the net tangible assets of Perrin (total assets less total liabilities and intangible assets). For purposes of this computation, the deferred offering costs are treated as an intangible asset. The public offering price per share is $0.30. The pro-forma net tangible book value after the offering will be $43,920, with the pro-forma net tangible book value per share after the offering being $.09. The shares purchased by investors in this offering will be diluted by $.21 per share, or 70%. As of December 31, 2001, there were still 400,000 shares of Perrin's common stock outstanding.


Dilution represents the difference between the public offering price and the net pro-forma tangible book value per share immediately after the completion of the public offering. The following table illustrates this dilution to be experienced by investors in the offering:



Public offering price per share                                           $ 0.30
Net tangible book value per share before offering                         $  .03
Pro-forma net tangible book value per share after offering                $  .09
Pro-forma increase per share attributable to shares offered hereby        $  .06
Pro-forma dilution to public investors                                    $  .21



                           MONEY               NET TANGIBLE
                        RECEIVED FOR          BOOK VALUE PER
# SHARES                SHARES BEFORE          SHARE BEFORE
BEFORE OFFERING         OFFERING                 OFFERING

400,000                  $ 30,000                  $.03


--------------------------------------------------------------

                                                 PRO-FORMA
                       TOTAL                   NET TANGIBLE
  TOTAL                AMOUNT OF                BOOK VALUE
# OF SHARES           MONEY RECEIVED             PER SHARE
AFTER OFFERING         FOR SHARES             AFTER OFFERING

500,000                  $ 60,000                  $.09

----------------------------------------------------------------

PRO-FORMA                                   PRO-FORMA INCREASE
NET TANGIBLE           NET TANGIBLE              PER SHARE
BOOK VALUE PER         BOOK VALUE               ATTRIBUTED
SHARE AFTER               SHARES                TO SHARES
OFFERING                 OFFERING                OFFERED


$.09                     $.03                        $.06


----------------------------------------------------------------

                         PRO-FORMA
                       NET TANGIBLE
                       BOOK VALUE              PER PRO-FORMA
PUBLIC OFFERING        SHARE AFTER              DILUTION TO
PRICE PER SHARE        OFFERING              PUBLIC INVESTORS

$ 0.30                  $.09                        $.21

----------------------------------------------------------------

As of the date of this prospectus, the following table sets forth the percentage of equity to be purchased by public investors in this offering compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts paid for the shares by the public investors as compared to the total consideration paid by the present stockholders of Perrin.


                               APPROX. %                            APPROX. %
PUBLIC           SHARES       TOTAL SHARES     TOTAL                  TOTAL
STOCKHOLDER     PURCHASED     OUTSTANDING   CONSIDERATION        CONSIDERATION

New Investors     100,000       20.0%          $30,000                50%

Existing
Shareholders      400,000       80.0%          $30,000                50%

400,000 shares of common stock were issued prior to this offering, 200,000 were sold for $.15 per share and 200,000 were issued in exhange for work, labor and services performed on behalf of Perrin. None of these shares are being registered.


                                 USE OF PROCEEDS

The gross proceeds of this offering will be $30,000. According to Rule 419, after all of the shares are sold, 10% of the deposited funds may be released from escrow to Perrin. Perrin intends to request release of this 10%. In the event that Perrin does not request release of these funds, the funds shall remain in escrow as part of the offering proceeds. Upon the consummation of a business combination, all escrowed offering proceed will be released to Perrin. Perrin shall transfer these proceeds to the merged entity, which will have full discretion as to the use of such proceeds.

                                                        APPROXIMATE
                                 APPROXIMATE            PERCENTAGE
                                   AMOUNT                  TOTAL

Escrowed funds pending
business combination              $27,000                   90%

This figure of $27,000 assumes release of 10% of the deposited funds.

There will be an estimated $23,000 in expenses related to this offering. Of this $23,000, $12,000 has already been paid to Schonfeld & Weinstein for legal expenses rendered on behalf of Perrin. The remaining estimated $11,000 in expenses will come from Perrin's treasury.

While Perrin presently anticipates that it will be able to locate and consummate a business combination, which adheres to the criteria discussed under "Investors' Rights and Substantive Protection Under Rule 419", if Perrin determines that a business combination requires additional funds, it may seek such additional financing through loans, issuance of additional securities or through other financing arrangements. No such financial arrangements presently exist, and no assurances can be given that such additional financing will be available or, if available, whether such additional financing will be on terms acceptable to Perrin. Persons purchasing shares in this offering will not, unless required by law, participate in the determination of whether to obtain additional financing or as to the terms of such financing. Because of Perrin's limited resources, it is likely that Perrin will become involved in only one business combination.


                                 CAPITALIZATION

The following table sets forth the capitalization of Perrin as of December 31, 2001, and pro-forma as adjusted to give effect to the sale of 100,000 shares offered by Perrin.

                                                 DECEMBER 31, 2001
                                                 ------------------

                                                      ACTUAL
                                                      ------



Long-term debt                                           $ -0-

Stockholders' equity:
Common stock, $.0001 par value;
authorized 20,000,000 shares,
issued and outstanding
400,000 shares and 500,000
shares, pro-forma as adjusted                         $     40

Additional paid-in capital                            $ 59,960

Deficit accumulated during
  the development period                              $ (3,040)

Total stockholders' equity                            $ 56,960

Total capitalization                                  $ 60,000






                                PROPOSED BUSINESS

History and Organization

Perrin was organized under the laws of the State of New York on July 27, 2000. Since inception, the primary activity of Perrin has been directed to organizational efforts and obtaining initial financing. Perrin was formed as a vehicle to pursue a business combination. Perrin has not engaged in any preliminary efforts intended to identify possible business combination and has neither conducted negotiations concerning, nor entered into a letter of intent concerning any such target business.


Perrin's initial public offering will comprise 100,000 shares of common stock at a purchase price of $0.30 per share. The offering price has been arbitrarily determined.


Perrin is filing this registration statement in order to effect a public offering for its securities.

Plan of Operation

Perrin was organized for the purposes of creating a corporate vehicle to seek, investigate and, if such investigation warrants, engaging in business combinations presented to it by persons or firms who or which desire to employ Perrin's funds in their business or to seek the perceived advantages of publicly-held corporation. Perrin's principal business objective will be to seek long-term growth potential in a business combination venture rather than to seek immediate, short-term earnings. Perrin will not restrict its search to any specific business, industry or geographical location, and Perrin may engage in a business combination.

Perrin does not currently engage in any business activities which provide any cash flow. The costs of identifying, investigating, and analyzing business combinations will be paid with money in Perrin's treasury. Persons purchasing shares in this offering and other shareholders will most likely not have the opportunity to participate in any of these decisions. Perrin's proposed business is sometimes referred to as a "blank check" company because investors will entrust their investment monies to Perrin's management before they have a chance to analyze any ultimate use to which their money may be put. Although all of the deposited funds of this offering are intended to be utilized generally to effect a business combination, such proceeds are not otherwise being designated for any specific purposes.

Pursuant to Rule 419, prospective investors who invest in Perrin will have an opportunity to evaluate the specific merits or risks of only the business combination management decides to enter into. Cost overruns will be borne equally by all current shareholders of Perrin. Such cost overruns will not be charged to Perrin, but will be funded through current shareholders' voluntary contribution of capital. This is based on an oral agreement between current shareholders and Perrin.

Perrin may seek a business combination in the form of firms which have recently commenced operations, are developing companies in need of additional funds for expansion into new products or markets, are seeking to develop a new product or service, or are established businesses which may be experiencing financial or operating difficulties and are in need of additional capital. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself, such as time delays, significant expense, loss of voting control and compliance with various Federal and State securities laws.

Perrin will not acquire a target business unless the fair value of the target business represents 80% of the maximum offering proceeds to determine the fair market value of a target business, Perrin's management will examine the audited financial statements including balance sheets and statements of cash flow and stockholders' equity of any candidate, focusing attention on a potential target business's assets, liabilities, sales and net worth. In addition, management of Perrin will participate in a personal inspection of any potential target business. If Perrin determines that the financial statements of a proposed target business does not clearly indicate that the fair market value of the target business represents 80% of Perrin's maximum offering proceeds, Perrin will cease negotiations with such target business and, begin looking for another potential merger candidate.

Management believes that the probable desire on the part of the owners of target businesses to assume voting control over Perrin to avoid tax consequences or to have complete authority to manage the business will almost assure that Perrin will combine with just one target business. Management also anticipates that upon consummation of a business combination, there will be a change in control in Perrin which will most likely result in the resignation or removal of Perrin's present officers and directors. None of Perrin's officers or directors have had any preliminary contact or discussions with any representative of any other entity regarding a business combination. Accordingly, any target business that is selected may be a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, Perrin will become subjected to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, Perrin may affect a business combination with an entity in an industry characterized by a high level of risk, and although management will endeavor to evaluate the risks inherent in a particular industry or target business, there can be no assurance that Perrin will properly ascertain or assess all significant risks.

Perrin anticipates that the selection of a business combination will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries, and shortages of available capital, management believes that there are numerous firms seeking even the limited additional capital which Perrin will have and/or the benefits of a publicly traded corporation. Such perceived benefits of a publicly traded corporation may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for the principals of a business, creating a means for providing incentive stock options or similar benefits to key employees, providing liquidity, subject to restrictions of applicable statutes for all shareholders, and other factors. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Management believes Perrin can satisfy its cash requirement for at least eighteen (18) months without having to raise additional capital.


EVALUATION OF BUSINESS COMBINATIONS

The analysis of business combinations will be undertaken by or under the supervision of the officers and directors of Perrin, none of whom is a professional business analyst. Management intends to concentrate on identifying preliminary prospective business combinations which may be brought to its attention through present associations. In analyzing prospective business combinations, management will consider such matters as the available technical, financial, and managerial resources; working capital and other financial requirements; history of operation, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of Perrin; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance or products, services, or trades; name identification; and other relevant factors. Officers and directors of Perrin will meet personally with management and key personnel of the firm sponsoring the business opportunity as part of their investigation. To the extent possible, Perrin intends to utilize written reports and personal investigation to evaluate the above factors.

Since Perrin will be subject to Section 13 or 15 (d) of the Securities Exchange Act of 1934, it will be required to furnish certain information about significant acquisitions, including audited financial statements for company(s) acquired, covering one, two or three years depending upon the relative size of the acquisition. Consequently, acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable. In the event Perrin's obligation to file periodic reports is suspended under Section 15(d), Perrin intends on voluntarily filing such reports.

It may be anticipated that any business combination will present certain risks. Many of these risks cannot be adequately identified prior to selection, and investors must therefore depend on the ability of management to identify and evaluate such risks. In the case of some of the potential combinations available to Perrin, it may be anticipated that the promoters have been unable to develop a going concern or that such business is in its development stage in that it has not generated significant revenues from its principal business activity prior to Perrin's merger or acquisition, and there is a risk, even after the consummation of such business combinations and the related expenditure of Perrin's funds, that the combined enterprises will still be unable to become a going concern or advance beyond the development stage. Many of the combinations may involve new and untested products, processes, or market strategies which may not succeed. Such risks will be assumed by Perrin and, therefore, its shareholders.

BUSINESS COMBINATIONS

In implementing a structure for a particular business acquisition, Perrin may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also purchase stock or assets of an existing business.

Investors should note that any merger or acquisition effected by Perrin can be expected to have a significant dilutive effect on the percentage of shares held by Perrin's then-shareholders, including purchasers in this offering. On the consummation of a business combination, the target business will have significantly more assets than Perrin; therefore, management plans to offer a controlling interest in Perrin to the target business. While the actual terms of a transaction to which Perrin may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code of 1954. In order to obtain tax-free treatment under the Code, it may be necessary for the owners of the acquired business to own 80% or more of the voting stock of the surviving entity. In such event, the shareholders of Perrin, including investors in this offering, would retain less than 20% of the issued and outstanding shares of the surviving entity, which would be likely to result in significant dilution in the equity of such shareholders. Management of Perrin may choose to avail Perrin of these provisions. In addition, a majority of all of Perrin's directors and officers may, as part of the terms of the acquisition transaction, resign as directors and officers.

It is anticipated that any securities issued in any such reorganization would be issued in reliance on exemptions from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of this transaction, Perrin may agree to register such securities either at the time the transaction is consummated, under certain conditions, or at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market which may develop in Perrin's common stock may have a depressive effect on such market.

If at any time prior to the completion of this offering Perrin enters negotiations with a possible merger candidate and such a transaction becomes probable, then this offering will be suspended so that an amendment can be filed which will include financial statements including balance sheets and statements of cash flow and stockholders' equity of the proposed target.

Perrin may acquire a business in which Perrin's promoters, management or their affiliates own a beneficial interest. In such event, such transactions may be considered a related party transaction not at arms-length. No related party transaction is presently contemplated. If in the event a related party transaction is contemplated sometime in the future, Perrin intends to seek shareholder approval through a vote of shareholders. However, shareholders objecting to any such related party transaction will be able only to request the return of the pro-rata portion of their invested funds held in escrow in connection with the reconfirmation offering to be conducted in accordance with Rule 419 upon execution of the acquisition agreement.

Perrin has adopted a policy that it will not pay a finder's fee to any member of management for locating a merger or acquisition candidate. No member of management intends to or may seek and negotiate for the payment of finder's fees. In the event there is a finder's fee, it will be paid at the direction of the successor management after a change in management control resulting from a business combination. Perrin's policy regarding finder's fees is based on a written agreement among management. Management is unaware of any circumstances under which such policy through their own initiative may be changed.

Management does not intend to advertise or promote Perrin. Instead, Perrin's management will actively search for potential target businesses. In the event management decides to advertise to attract a target business, the cost of such advertising will be assumed by management.

NO ASSURANCES OF A PUBLIC MARKET

Rule 419 states that all securities purchased in an offering by a blank check company, as well as securities issued in connection with an offering to underwriters, promoters or others as compensation or otherwise, must be placed in the Rule 419 escrow account. These securities will not be released from escrow until the consummation of a merger or acquisition as provided for in Rule
419. There is no present market for the common stock of Perrin and there is no likelihood of any active and liquid public trading market developing following the release of securities from the Rule 419 account. Thus, shareholders may find it difficult to sell their shares. To date, neither Perrin nor anyone acting on its behalf has taken any affirmative steps to request or encourage any broker dealer to act as a market maker for Perrin's common stock. Further, there have been no discussions or understandings, preliminary or otherwise, between Perrin or anyone acting on its behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for Perrin's common stock. Present management of Perrin has no intention of seeking a market maker for Perrin's common stock at any time prior to the reconfirmation offer to be conducted prior to the consummation of a business combination. The officers of Perrin after the consummation of a business combination may employ consultants or advisors to obtain such market makers. Management expects that discussions in this area will ultimately be initiated by the management of Perrin in control of the entity after a business combination is reconfirmed by the stockholders. There is no likelihood of any active and liquid trading market for Perrin's common stock developing.

Upon the consummation of a business combination, Perrin anticipates that there will be a change in Perrin's management, which management may decide to change the policies as to the use of proceeds as stated in this prospectus. Perrin's present management anticipates that the deposited funds will be used by the post-merger management at its sole discretion. No compensation will be paid or due or owing to any officer or director until after a business combination is consummated. Such policy is based upon an oral agreement among management. Management is unaware of any circumstances under which such policy through their own initiative may be changed. Perrin is not presently considering any outside individual for a consulting position; however, Perrin cannot rule out the need for outside consultants in the future. No decisions have been made as to payment of these consultants.

Present management of Perrin will not make any loans of the $3,000 available from the deposited funds of this offering, nor will present management borrow funds and use either Perrin's working capital or deposited funds as security for such. This policy is based upon an oral agreement among management. Management is unaware of any circumstances under which such policy through their own initiative may be changed. Upon consummation of a business combination, management of the merged entity will have full discretion as to the use of all offering proceeds.

The proceeds received in this offering will be put into the Rule 419 escrow account pending consummation of a business combination and reconfirmation by investors. Such deposited funds will be in an insured depository institution account in either a certificate of deposit or interest bearing savings account as placed by Fleet Bank.

REGULATION

The Investment Company Act defines an "investment company" as an issuer which is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading of securities. While Perrin does not intend to engage in such activities, Perrin could become subject to regulations under the Investment Company Act in the event Perrin obtains or continues to hold a minority interest in a number of enterprises. Perrin could be expected to incur significant registration and compliance costs if required to register under the Investment Company Act. Accordingly, management will continue to review Perrin's activities from time to time with a view toward reducing the likelihood Perrin could be classified as an "Investment Company."


EMPLOYEES

Perrin presently has no employees. Each officer and director of Perrin is engaged in business activities outside of Perrin, and the amount of time they will devote to Perrin's business will only be between five (5) and twenty (20) hours per person per week. Upon completion of the public offering, it is anticipated that the President and the other officers and directors of Perrin will devote the time necessary each month to the affairs of Perrin until a successful business opportunity has been acquired.


FACILITIES

Perrin is presently using the offices of Perrin, Holden & Davenport Capital Corporation at no cost as its office. Such arrangement is expected to continue after completion of this offering only until a business combination is consummated, although there is currently no such agreement between Perrin and Jody Eisenman, Nelson Braff or Peter Hoffman, the principals of Perrin, Holden & Davenport. Perrin at present owns no equipment, and does not intend to own any upon completion of this offering.

                                   MANAGEMENT

     The officers and directors of Perrin, and further information concerning them are as follows:



         NAME                         AGE                 POSITION
         ----                         ---                 --------

Jody Eisenman                          42            President, Director
739 Palmer Avenue
Teaneck, New Jersey

Peter Hoffman                          40            Secretary, Treasurer,
28 Toms Point Lane                                   Director
Lincoln Park, New Jersey

Nelson Braff                            42           Vice President, Director
25 Park Place
Great Neck, New York

Marc Barash                             47           Director
7 Huntwood Place
Mount Vernon, New York

----------

Jody Eisenman, Peter Hoffman, Nelson Braff and Marc Barash may be deemed "Promoters" of Perrin, as that term is defined under the Securities Act of 1933.

BIOGRAPHY
---------

JODY EISENMAN, President and a director of Perrin, has been chief executive officer of Perrin, Holden & Davenport Capital Corporation, an investment banking firm and stock brokerage, since 1996. He received his MBA from New York University and his BA from Brooklyn College. Mr. Eisenman has been President and a director of Perrin since August 2000.

MARC BARASH has been director of Perrin since November 2001. He has been president of Superior Computer Services, Inc., a consulting company, since 1980.

PETER HOFFMAN, Secretary, Treasurer and a director of Perrin, has been Chief Financial Officer and Treasurer of Perrin, Holden & Davenport Capital Corporation, an investment banking firm and stock brokerage, since November 1998. From 1992 to November 1998, he was sole proprietor of Peter R. Hoffman, CPA, and accounting firm. He received his BS from the University of Arizona. Mr. Hoffman has been Secretary, Treasurer and a director of Perrin since August 2000.

NELSON BRAFF, has been Vice President and a director of Perrin since August 2000. He has been executive vice president of Perrin, Holden & Davenport Capital Corporation, an investment banking firm and stock brokerage, since 1996. Mr. Braff received his JD from Emory University School of Law and his BA from Brooklyn College.

OTHER BLANK CHECK COMPANIES

Competing searches for target business among blank check affiliates may present conflicts of interest. Currently, Perrin is not affiliated with any other prior blank check companies.

Perrin may not acquire, be acquired by or merged with any affiliated blank check companies or join with such companies in acquiring a business.

CONFLICTS OF INTEREST

No member of management is currently affiliated or associated with any blank check company. Management does not currently intend to promote blank check entities other than Perrin. However, management may become involved with the promotion of other blank check companies in the future. A potential conflict of interest may occur in the event of such involvement. Management intends to present each business combination candidate to the shareholders for their approval.

REMUNERATION


No officer or director of Perrin has received any cash remuneration since Perrin's inception, and none is to receive or accrue any remuneration or reimbursements of expenses from Perrin upon completion of this offering. However, each officer has received executive compensation in the form of shares of Perrin common stock. The common stock issued to each officer has been valued at $10,000, which is the estimated expected value of the services to be rendered by each officer. No remuneration of any nature has been paid for or on account of services rendered by a director in such capacity. None of the officers and directors intends to devote more than 20 hours a month of his time in Perrin's affairs.


The legal fee to be paid to Schonfeld & Weinstein, L.L.P., counsel for the corporation, is eighteen thousand dollars ($18,000), $6,000 of which has been paid to Schonfeld & Weinstein, L.L.P. prior to this offering.

MANAGEMENT INVOLVEMENT

All of management has been involved in Perrin's affairs. Perrin has conducted no business as of yet, and aside from the search for shareholders associated with Perrin's formation, management has done no work with or for Perrin. All of management will speak to business associates and acquaintances and will search the New York Times, the Wall Street Journal and other business publications for target businesses. After the closing of this offering, all of management intends to search for, consider and negotiate with a target business. Management has not divided these duties among its members. No member of management has any distinct influence over the others in connection with their participation in Perrin's affairs.


                         STATEMENT AS TO INDEMNIFICATION

Section 722 of the New York Business Corporation Law provides for indemnification of the officers, directors, employees and agents of registrants by Perrin. Complete disclosure of this statute is provided in Part II hereof. This information can be examined as described in "Further Information".

Under Article VI of Perrin's bylaws, Perrin will indemnify and hold harmless to the fullest extent authorized by the New York, any director, officer, agent or employee of Perrin, against all expense, liability and loss reasonably incurred or suffering by such person in connection with Perrin.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against the public policy as expressed in the Securities Act and is therefore, unenforceable.

                        MARKET FOR PERRIN'S COMMON STOCK

Prior to this date, there has been no trading market for Perrin's common stock. Pursuant to the requirements of Rule 15g-8 of the Exchange Act, a trading market will not develop prior to or after the effectiveness of this prospectus or while the common stock under this offering is maintained in escrow. The common stock under this offering will remain in escrow until Perrin's consummation of a business combination pursuant to the requirements of Rule 419. There are currently twelve (12) holders of Perrin's outstanding common stock. The outstanding common stock was sold in reliance upon an exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended. All purchasers were sophisticated investors. Current shareholders will own 80% of the outstanding shares upon completion of the offering and, as a result, there is no likelihood of an active public trading market, as that term is commonly understood, developing for the shares.


Perrin is aware of a letter dated January 21, 2000 to Mr. Ken Worm, Assistant Director OTC Compliance Unit of NASD Regulation, Inc. Perrin does not believe that such letter is directly applicable to the shares of Perrin being registered in the registration statement. However, Perrin is aware that the 400,000 shares issued in Perrin's private placement offering will have to be registered pursuant to the Securities Act of 1933 before such shares can be freely traded.


There can be no assurance that a trading market will develop upon the consummation of a business combination and the subsequent release of the common stock and other escrowed shares from escrow. To date, neither Perrin nor anyone acting on its behalf has taken any affirmative steps to retain or encourage any broker dealer to act as a market maker for Perrin's common stock. Further, there have been no discussions or understandings, preliminary or otherwise, between Perrin or anyone acting on its behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for Perrin's common stock. Present management does not anticipate that any such negotiations, discussions or understandings shall take place prior to the execution of an acquisition agreement. Management expects that discussions in this area will ultimately be initiated by the party or parties controlling the entity or assets which Perrin may acquire. Such party or parties may employ consultants or advisors to obtain such market maker but present management of Perrin has no intention of doing so at the present time.

Schonfeld & Weinstein, L.L.P.'s legal fees will total $18,000, $12,000 of which has been paid by Perrin to date. The $12,000 paid to Schonfeld & Weinstein, L.L.P. from Perrin's treasury was part of the $30,000 in proceeds raised in the sale of common stock in the August 2001 private placement.


                              CERTAIN TRANSACTIONS

Perrin was incorporated in the State of New York on July 27, 2000. Between August 2000 and December 2000, Perrin issued 200,000 shares to nine (9) shareholders at $.15 per share, for a total of $30,000, and 200,000 shares to three (3) shareholders for work, labor and services to be performed on behalf of Perrin.

 The current breakdown of share ownership by shareholders may be found in the section on Principal Stockholders.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of Perrin's common stock as of the date of this prospectus, and as adjusted to reflect the sale of the shares offered hereby, by (i) each person who is known by Perrin to own beneficially more than 5% of Perrin's outstanding common stock; (ii) each of Perrin's officers and directors; and (iii) all directors and officers of Perrin as a group. None of the current shareholders have received or will receive any extra or special benefits that were not shared equally (pro-rata) by all holders of shares of Perrin's stock.

NAME/ADDRESS         SHARES OF                 PERCENT OF            PERCENT OF
BENEFICIAL          COMMON STOCK               CLASS OWNED           CLASS OWNED
OWNER(1)           BENEFICIALLY OWNED        BEFORE OFFERING           AFTER
                                                                      OFFERING
--------------------------------------------------------------------------------
Jody Eisenman           66,667                  16.67%                13.33%
73 Palmer Avenue
Teaneck, NJ 07666

Peter Hoffman           66,667                  16.67%                 13.33%
28 Toms Point Lane
Lincoln Park, NJ 07035

Nelson Braff            66,666                   16.67%                13.33%
25 Park Place
Great Neck, NY 11021

Marc Barash
7 Huntwood Place
Mount Vernon, NY 10552       0                       0%                    0%

Leon Kahn            33,333.33                    8.33%                 6.67%
690 Ft. Washington Avenue
New York, NY 10040

Kador Investment Co. 33,333.33                    8.33%                 6.67%
182 Ben Gurion Street
Givatalim, Israel 53323(2)

Ted Liebowitz        33,333.33                    8.33%                 6.67%
110 Anchorage Road
Hewlett, NY 11557

Starling Corp.       33,333.33                    8.33%                 6.67%
c/o Laurence Adams
P.O. Box 5779
Englewood, NJ 07631(3)

Total Officers         200,000                      50%                   40%
and Directors
(3 Persons)

Total outstanding      400,000                      100%                   80%

-------------

(1) Each shareholder has sole voting and investment power with respect to his/her shares.

Jody Eisenman, Nelson Braff and Peter Hoffman may be deemed "Promoters" of Perrin, as that term is defined under the Securities Act of 1933.

(2) The principal of Kador Investment Co. is Gerald Selbst.

(3) The principal of Starling Corp. is Laurence Adams.

PRIOR BLANK CHECK COMPANIES

None of Perrin's officers or directors have been involved with other blank check companies in the past.



                            DESCRIPTION OF SECURITIES

COMMON STOCK

Perrin is authorized to issue twenty million (20,000,000) shares of common stock, $.0001 par value per share, of which 400,000 shares were issued and outstanding as of the date of this prospectus. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at meetings of the stockholders.

All shares of common stock that are the subject of this offering, when issued, will be fully paid for and non-assessable, with no personal liability attaching to the ownership thereof. At the completion of this offering, the present officers and directors and present shareholders will beneficially own 80% of the then outstanding shares. Accordingly, after completion of this offering, the present shareholders of Perrin will be in a position to control all of the affairs of Perrin.


FUTURE FINANCING

In the event the proceeds of this offering are not sufficient to enable Perrin to successfully find a business combination Perrin may seek additional financing. At this time Perrin believes that the proceeds of this offering will be sufficient for such purpose and therefore does not expect to issue any additional securities before the consummation of a business combination. However, Perrin may issue additional securities, incur debt or procure other types of financing if needed. Perrin has not entered into any agreements, plans or proposals for such financing and as of present has no plans to do so. Perrin will not use the deposited funds as collateral or security for any loan or debt incurred. Further, the deposited funds will not be used to pay back any loan or debts incurred by Perrin. If Perrin does require additional financing, there is no guarantee that such financing will be available to it or if available that such financing will be on terms acceptable to Perrin.

REPORTS TO STOCKHOLDERS

Perrin intends to furnish its stockholders with annual reports containing audited financial statements as soon as practicable at the end of each fiscal year.

DIVIDENDS

Perrin was only recently organized, has no earnings, and has paid no dividends to date. Since Perrin was formed as a blank check company with its only intended business being the search for an appropriate business combination, Perrin does not anticipate having any earnings until such time that a business combination is reconfirmed by the stockholders. However, there are no assurances that upon the consummation of a business combination, Perrin will have earnings or issue dividends. Therefore, it is not expected that cash dividends will be paid to stockholders until after a business combination is reconfirmed.

TRANSFER AGENT

Perrin has appointed Transfer Online, Inc. as the Transfer Agent for Perrin.


                              PLAN OF DISTRIBUTION

Perrin is offering the right to subscribe for 100,000 shares at $0.30 per share. Perrin proposes to offer the shares directly in a self underwritten offering on a basis, and no compensation is to be paid to any person in connection with the offer and sale of the shares. Perrin's director Marc Barash, shall distribute prospectuses related to this Offering. Perrin estimates approximately 100 to 200 prospectuses shall be distributed in such a manner. Mr. Barash intends to distribute prospectus to acquaintances, friends and business associates. Mr. Barash shall conduct the offering. Although Mr. Barash is an "associated person" of Perrin as that term is defined in Rule 3a4-1 under the Securities Exchange Act of 1934, he is deemed not to be a broker for the following reasons: (1) he is not subject to a statutory disqualifications as that term is defined in
Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of Perrin's securities; (2) he will not be compensated in connection with his participation in the sale of Perrin's securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities; (3) he is not an associated person of a broker or dealer at the time of his/her participation in the sale of Perrin's securities; and (4) each associated person shall restrict his/her participation to the following activities:

          (a) preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by the associated person of a potential purchaser;

          (b) responding to inquiries of a potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

          (c) performing ministerial and clerical work involved in effecting any transaction.

As of the date of this Prospectus, no broker has been retained by Perrin in connection with the sale of securities being offered hereby. In the event a broker who may be deemed an Underwriter is retained by Perrin, an amendment to Perrin's Registration Statement will be filed with the Securities and Exchange Commission.

Neither Perrin nor anyone acting on its behalf including Perrin's shareholders, officers, directors, promoters, affiliates or associates will approach a market maker or take any steps to request or encourage a market in these securities either prior or subsequent to an acquisition of any business opportunity. There have been no preliminary discussions or understandings between Perrin or anyone acting on its behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for Perrin's securities, nor does Perrin have any plans to engage in such discussions. Perrin does not intend to use consultants to obtain market makes. No member of management, promoter or anyone acting at their direction will recommend, encourage or advise investors to open brokerage accounts with any broker-dealer that is obtained to make a market in the shares subsequent to the acquisition of any business opportunity. Perrin's investors shall make their own decisions regarding whether to hold or sell their shares. Perrin shall not exercise any influence over investors' decisions. There are no minimum purchase requirements.

PENNY STOCK

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the Company's Common Stock becomes subject to the penny stock rules, investors in this offering may find it more difficult to sell their shares.

METHOD OF SUBSCRIBING

Persons may subscribe by filling in and signing the subscription agreement and delivering it, prior to the expiration date (as defined below), to Perrin. The subscription price of $0.30 per share must be paid in cash or by check, bank draft or postal express money order payable in United States dollars to the order of Perrin and Fleet Bank as escrow agent. This offering is being made by Perrin in a self underwritten offering on an all or none basis. Thus, unless all 100,000 shares are sold, none will be sold.

Perrin's officers, directors, current shareholders and any of their affiliates or associates may purchase a portion of the shares offered in this offering. The aggregate number of shares which may be purchased by such persons shall not exceed 20% of the number of shares sold in this offering. However, since this offering is only being registered in New York and the District of Columbia, 2/3 of management may not participate in this offering since they live outside New York and the District of Columbia. Such purchases may be made in order to close the "all or nothing" offering. Shares purchased by Perrin's officers, directors and principal shareholders will be acquired for investment purposes and not with a view towards distribution.


                                 EXPIRATION DATE

This offering will expire 90 days from the date of this prospectus, or 180 days from the date of this prospectus if extended by Perrin.


                                   LITIGATION

Perrin is not presently a party to any litigation, nor to the knowledge of management is any litigation threatened against Perrin which may materially affect Perrin.


                                 LEGAL OPINIONS

Schonfeld & Weinstein, L.L.P., 63 Wall Street, Suite 1801, New York, New York 10005, special counsel to Perrin, has rendered an opinion that the shares are validly issued.


                                     EXPERTS


The balance sheet of Perrin as of December 31, 2000 and 2001, and the related statements of operations, changes in stockholders' equity, and cash flows for the years ended December 31, 2001, and for the period July 27, 2000, Perrin's date of incorporation, through December 31, 2001 included in this Prospectus and incorporated by reference in the Registration Statement, have been audited by Don Fuchs, CPA, independent auditor, as stated in his report appearing herein and incorporated by reference in the Registration Statement, and are included and incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.




                               FURTHER INFORMATION

Perrin has filed with the Securities and Exchange Commission, a Registration Statement on Form SB-2 with respect to this the securities offered by this prospectus. This prospectus omits certain information contained in the Registration Statement as permitted by the Rules and Regulations of the Commission. Reports and other information filed by Perrin may be inspected and copied at the public reference facilities of the Commission in Washington, D.C. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rate, or at the Commission's web site at www.sec.gov. Statements contained in this prospectus as to the contents of any contract or other document referred to are not complete and where such contract or other document is an exhibit to the Registration Statement, each such statement is deemed qualified and amplified in all respects by the provisions of the exhibit.

                              PERRIN PARTNERS, INC.

                          (A DEVELOPMENT STAGE COMPANY)


                          INDEX TO FINANCIAL STATEMENTS



                                                                            PAGE

REPORT OF INDEPENDENT AUDITORS...............................................F-2

FINANCIAL STATEMENTS

           Balance Sheet  ...................................................F-3

           Statement of Operations...........................................F-4

           Statement of Changes in Stockholders' Equity......................F-5

           Statement of Cash Flows...........................................F-6

NOTES TO FINANCIAL STATEMENTS...................................F-7 through F-11

                                 DON FUCHS, CPA
                             1040 East 22nd Street
                               Brooklyn, NY 11210
                                 (917) 752-1040



                         REPORT OF INDEPENDENT AUDITORS
                         ------------------------------


The Board of Directors and Stockholders
Perrin Partners, Inc.



I have audited the accompanying balance sheet of Perrin Partners, Inc. (A development stage company) as of December 31, 2001 and the related statements of operations, stockholders' equity and cash flows for the period July 27, 2000 (inception) through December 31, 2001. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Perrin Partners, Inc as of December 31, 2000 and 2001 and the results of its operations and its cash flows for the period July 27, 2000 (inception) through December 31, 2001 in conformity with accounting principles generally accepted in the United States.


/s/ Don Fuchs
----------------
Brooklyn, New York
March 14, 2002


                             PERRIN PARTNERS, INC.

                         (A development stage company)

                                 BALANCE SHEET
                                      as at


                                                       December 31, December 31,
                                                            2001         2000
                                                            ----         ----


                                     ASSETS
                                     ------


CURRENT ASSETS
   Cash and cash equivalents                             $ 15,875      $ 23,993
   Prepaid compensation                                    30,000             0
                                                         --------      --------

          Total Current Assets                             45,875        23,993


   Deferred offering costs                                 13,040         6,000
                                                         --------      --------

         Total Assets                                    $ 58,915      $ 29,993
                                                         ========      ========


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------


CURRENT LIABILITIES
   Accounts payable and accrued expenses                 $  1,955      $    155
                                                         --------      --------

          Total Current Liabilities                         1,955           155

COMMITMENTS AND CONTINGENCIES                                   0

STOCKHOLDERS' EQUITY
  Preferred stock, $.0001 par value,
     Authorized 2,000,000 shares; none issued                                 0
  Common stock, $.0001 par value,
     Authorized 20,000,000 shares;
  Issued and outstanding                                       40            40
  Additional paid in capital                               59,960        29,960
  Deficit accumulated during the development stage         (3,040)         (162)
                                                         --------      --------

          Total Stockholders' Equity                       56,960        29,838
                                                         --------      --------

Total Liabilities and Stockholders' Equity               $ 58,915        29,993
                                                         ========      =========



                 See accompanying notes to financial statements

                              PERRIN PARTNERS, INC.

                          (A development stage company)

                             STATEMENT OF OPERATIONS

                                FOR THE PERIODS



                                                                       CUMULATIVE
                                           DECEMBER 31,   DECEMBER 31, JULY 27, 2000-
                                               2001          2,000    DECEMBER 31, 2001
                                               ----          -----    -----------------

REVENUES                                    $    0        $    0       $      0



OPERATING EXPENSES

General and administrative                $  2,500           162         2,662
                                          --------        -------      -------


  Total operating expenses                   2,500           162         2,662
                                          --------        -------      -------

  Income (loss) from operations             (2,500)         (162)       (2,662)
                                          --------        -------      -------

  Loss before income taxes                  (2,500)         (162)       (2,662)

  Provision for income taxes                   378             0           378
                                          --------        -------      -------

  NET LOSS                                 ($2,878)        ($162)      ($3,040)
                                          ========        =======      =======
LOSS PER COMMON SHARE --
   Basic and Diluted                        ($0.01)        ($0.00)      ($0.01)
                                          --------        -------      -------




WEIGHTED AVERAGE NUMBER OF
   SHARES OUTSTANDING                      400,000        400,000       400,000
                                          ========        =======      ========




                 See accompanying notes to financial statements


                              PERRIN PARTNERS, INC.

                          (A development stage company)

                        STATEMENT OF STOCKHOLDERS' EQUITY

             FOR THE PERIOD JULY 27 (Inception) -- DECEMBER 31, 2001





                                                                                                   RETAINED
                                                                                     ADDITIONAL    EARNINGS
                                             PER SHARE            COMMON STOCK        PAID-IN    (ACCUMULATED
                                               AMOUNT         SHARES      AMOUNT      CAPITAL      DEFICIT)       TOTALS

Shares issued for cash, November 2000         $    0.15      200,000    $      20   $  29,980                   $  30,000

Shares issued for services, November 2000     $    0.00      200,000    $      20   $  29,980                      30,000

Net loss for period ended December 31, 2000                                                      ($    162)          (162)
                                              ---------------------------------------------------------------------------



Balances, December 31, 2000                                  400,000    $      40    $  59,960    ($    162)    $  59,838

Net loss for period ended December 31, 2001                                                          (2,878)       (2,878)
                                              ---------------------------------------------------------------------------

BALANCES, DECEMBER 31, 2001                                $ 400,000    $      40    $  59,960    ($  3,040)    $  56,960
                                              ===========================================================================


                 See accompanying notes to financial statements





                             PERRIN PARTNERS, INC.

                          (A development stage company)

                             STATEMENT OF CASH FLOWS

             FOR THE PERIOD JULY 27 (Inception) -- DECEMBER 31, 2001




                                                                                    CUMULATIVE
                                                       JANUARY 1,-   JANUARY 1,-  JULY 27, 2000-
                                                       DECEMBER 31,  DECEMBER 31,  DECEMBER 31,
                                                           2001          2000          2001
                                                           ----          ----          ----
Cash flows from operating activities
     Net loss                                             ($ 2,878)   ($   162)   ($ 3,040)
     Adjustments to reconcile net loss to net
       cash provided by operating activities:

          Changes in assets and liabilities:
             Accrued expenses                                1,800         155       1,955
                                                          --------------------------------


Net cash used in operating activities                       (1,078)         (7)     (1,085)

CASH FLOWS FROM INVESTING ACTIVITIES
     Deferred offering costs                                (7,040)     (6,000)    (13,040)
                                                          --------------------------------

Net cash used in investing  activities                      (7,040)     (6,007)    (13,047)


CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from sale of shares and warrants to various
   officers, founders and investors                              0      30,000      30,000
                                                          --------------------------------

Net cash provided by financing activities                        0      30,000      30,000
                                                          --------------------------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                   (8,118)     23,993      15,875

Cash and cash equivalents, beginning of period              23,993           0           0
                                                          --------------------------------

Cash and cash equivalents, end of period                  $ 15,875    $ 23,993    $ 15,875
                                                          ================================

SUPPLEMENTAL INFORMATION

Issuance of Shares for Services Rendered                         0    $ 30,000    $ 30,000
                                                          ================================





                 See accompanying notes to financial statements

                              PERRIN PARTNERS, INC.
                          (A development stage company)
                        NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 2001




NOTE 1- BASIS OF PRESENTATION

The Company was organized under the laws of the state of New York on July 27, 2000.

The Company has elected a December 31, fiscal year end.

The preparation of financial statements in conformity with general accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, revenue and expenses as well as the disclosure of contingent assets and liabilities in the financial statements. Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents consists of cash, money market funds and other highly liquid investments with a maturity of three months or less from the date of purchase. The Company has not experienced any losses on its cash or cash equivalents

Revenue recognition

The Company recognizes revenue on the accrual basis as the related services are provided to customers and when the customer is obligated to pay for such services. Revenue from product sales is recognized when title transfers to customers, primarily on shipment. Sine inception there has been no revenues.


Loss per share

In accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share", the computation of net loss per share is based upon the weighted average number of common shares issued and outstanding for the reporting period. Common stock equivalents related to options, warrants and convertible securities are excluded from the computation when the effect would be antidiliutive

Recent accounting pronouncements

The Financial Accounting Standards Board (FASB) issued FASB 133, "Accounting for Derivative Instruments and Hedging Activities", The Company does not engage in derivative or hedging activities and does not expect the adoption of this new pronouncement to have a material effect, if any, on its financial condition or results of operations.

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin (SAB) No. 101 "Revenue Recognition in Financial Statements." SAB No. 101 summarizes certain staff views in applying generally accepted accounting principles to revenue recognition in the financial statements. The implementation of SAB 101 is not expected to have a significant impact on the Company's future results of operations.

                              PERRIN PARTNERS, INC.
                                        -
                          (A development stage company)
                        NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


NOTE 2- DEFERRED OFFERING COSTS

In connection with the offering, the Company has incurred various costs, which were classified as deferred Offering Costs. These costs will be charged against additional paid in capital when the offering closes.


NOTE 3- CAPITALIZATION

The Company is authorized to issue 20,000,000 common shares with a par value of $.0001 and 2,000,000 blank check preferred shares with a par value of $.0001. In November 2000, the Company sold 400,000 common shares to various investors at $.075 for a total consideration of $30,000.

The Company issued 200,000 common shares to officers for future services rendered. An asset:-prepaid expense has been charged in the amount of $30,000 which approximated the fair value of these shares.


NOTE 4- COMMITMENTS AND CONTINGENCIES

Pursuant to oral agreement, the Company utilizes the office of one of its shareholders rent-free.

                              PERRIN PARTNERS, INC.

                          (A DEVELOPMENT STAGE COMPANY)

                          INDEX TO FINANCIAL STATEMENTS



                                                                        PAGE

FINANCIAL STATEMENTS
                  Balance sheet ..................................... F-8
                  Statement of Operations ........................... F-9
                  Statement of Stockholders' Equity.................. F-10
                  Statement of Cash Flows............................ F-11
NOTES TO FINANCIAL STATEMENTS ....................................... F-12


                              PERRIN PARTNERS, INC.
                                        -
                          (A development stage company)
                            BALANCE SHEET (unaudited)


                                     ASSETS
                                     ------

                                     AS AT

                                                     March 31,  December 31,
                                                        2002      2001
CURRENT ASSETS                                          ----      ----
   Cash and cash equivalents                         $ 15,420   $ 15,875
   Prepaid compensation                                30,000     30,000
                                                     --------   --------

          Total Current Assets                         45,420     45,875


   Deferred offering costs                             13,040     13,040
                                                     --------   --------


         Total Assets                                $ 58,460   $ 58,915
                                                     ========   ========



                      LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES
   Accounts payable and accrued expenses             $  1,500   $  1,955
                                                     --------   --------

          Total Current Liabilities                     1,500      1,955

COMMITMENTS AND CONTINGENCIES                               0          0

STOCKHOLDERS' EQUITY
  Preferred stock, $.0001 par value,
    Authorized 2,000,000 shares; none issued                0          0
  Common stock, $.0001 par value,
    Authorized 20,000,000 shares;
  Issued and outstanding 400,000                           40         40
  Additional paid in capital                           59,960     59,960
  Deficit accumulated during the development stage     (3,040)    (3,040)
                                                     --------   --------

          Total Stockholders' Equity                   56,960    #VALUE!
                                                     --------   --------

Total Liabilities and Stockholders' Equity           $ 58,460    #VALUE!
                                                     ========   ========



                             PERRIN PARTNERS, INC.
                                        -
                          (A development stage company)
                             STATEMENT OF OPERATIONS
                           FOR THE PERIODS (Unaudited)


                                                  Quarter        Year     Cumulative
                                                   ended        ended      July 27,
                                                  March 31,  December 31,   2000-
                                                    2002        2001       March 31,
                                                                             2002
                                                    ----        ----    --------------

REVENUES                                          $      0   $      0   $      0


OPERATING EXPENSES

  General and administrative                      $      0      2,500      2,662
                                                  --------   --------   --------


     Total operating expenses                            0      2,500      2,500
                                                  --------   --------   --------

      Income (loss) from operations                      0     (2,500)    (2,500)
                                                  --------   --------   --------


     Loss before income taxes                            0     (2,500)    (2,500)

    Provision for  income taxes                          0          0       (378)
                                                  --------   --------   --------

     NET LOSS                                     $      0   $ (2,500)  $ (2,878)
                                                  ========   ========   ========

LOSS PER COMMON SHARE- Basic and Diluted          $   0.00     ($0.01)    ($0.01)
                                                  --------   ========   ========




WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING      400,000    400,000    400,000
                                                  ========   ========   ========




                             PERRIN PARTNERS, INC.
                                        -
                          (A development stage company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
        FOR THE PERIOD JULY 27 (INCEPTION) -- MARCH 31, 2002 (UNAUDITED)






                                                                                                  RETAINED
                                                                                    ADDITIONAL    EARNINGS
                                              PER SHARE         COMMON STOCK         PAID-IN    (ACCUMULATED
                                                AMOUNT        SHARES      AMOUNT     CAPITAL      (DEFICIT)     TOTALS
                                                ------        ------      ------     -------      ---------     ------

Shares issued for cash, November 2000         $    0.15      200,000    $      20   $  29,980                 $  30,000

Shares issued for services, November 2000     $    0.00      200,000    $      20   $  29,980                    30,000

Net loss for period ended December 31, 2000                                                      ($    162)        (162)



Balances, December 31, 2000                                  400,000    $      40    $  59,960   ($    162)   $  59,838

Net loss for period ended December 31, 2001                                                         (2,878)      (2,878)

Balances, December 31, 2001                                  400,000           40       59,960      (3,040)      56,960

Net loss for period ended March 31, 2002                                                                 0            0

Balances, March 31, 2002                                     400,000    $      40    $  59,960   ($  3,040)   $  56,960
                                                           =========    =========    =========   =========    =========








                             PERRIN PARTNERS, INC.
                                        -
                          (A development stage company)
                             STATEMENT OF CASH FLOWS
     FOR THE PERIOD JULY 27, 2000 (INCEPTION) -- MARCH 31, 2002 (UNAUDITED)







                                                                                 Cumulative
                                                       January 1,- January 1,-  July 27, 2000-
                                                         March 31, December 31,   March 31,
                                                           2002        2001         2002
                                                           ----        ----         ----
Cash flows from operating activities
     Net loss                                             $     0   ($2,878)  ($3,040)
     Adjustments to reconcile net loss to net
       cash provided by operating activities:

          Changes in assets and liabilities:
             Accrued expenses                                (455)    1,800     1,500
                                                          -------   -------   -------


Net cash used in operating activities                        (455)   (1,078)   (1,540)

Cash flows from investing activities
     Deferred offering costs                                    0    (7,040)  (13,040)
                                                          -------   -------   -------

Net cash used in investing  activities                          0    (7,040)  (13,040)


Cash flows from financing activities
   Proceeds from sale of shares and warrants to various
   officers, founders and investors                             0         0    30,000
                                                          -------   -------   -------

Net cash provided by financing activities                       0         0    30,000
                                                          -------   -------   -------

Net increase in cash and cash equivalents                    (455)   (8,118)   15,420

Cash and cash equivalents, beginning of period             15,875    23,993         0
                                                          -------   -------   -------

Cash and cash equivalents, end of period                  $15,420   $15,875   $15,420
                                                          =======   =======   =======

SUPPLEMENTAL INFORMATION

Issuance of Shares for Services Rendered                        0   $30,000   $30,000
                                                          =======   =======   =======

                              PERRIN PARTNERS, INC
                                        -
                          (A development stage company)
                        NOTES TO THE FINANCIAL STATEMENTS
                                 MARCH 31, 2002


Basis of presentation

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of only normal recurring accruals) considered necessary for a fair presentation of the Company's financial position at September 30, 2001, the results of operations for the nine ended months September 31, 2001 are included. Operating results for the three months ended March 31, 2002 are not necessarily indicative of the results that may be expected for the year ending December 31, 2002.

The information contained in these unaudited financial statements should be read in conjunction with audited financial statements as of December 31, 2001.

The Company incurred approximately $13,000 of deferred offering costs, which have been capitalized pending the completion of its filing of its registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The New York Business Corporation Law, as amended, provides for the indemnification of Perrin's, directors and corporate employees and agents under certain circumstances as follows:

722.AUTHORIZATION FOR INDEMNIFICATION OF DIRECTORS AND OFFICERS IN ACTIONS
    BY OR IN THE RIGHT OF A CORPORATION TO PROCURE A JUDGMENT IN ITS FAVOR.

(a) A corporation may indemnify any person, made a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action, or in connection with an appeal therein, except in relation to matters as to which such director of officer is adjudged to have breached his duty to corporation under section 717 (Duty of directors) or under paragraph (h) of section 715 (Officers).

(b) The indemnification authorized under paragraph (a) shall in no case include:
    (1) Amounts paid is settling or otherwise disposing of a threatened action, or a pending action with or without court approval, or (2)
    Expenses incurred in defending a threatened action, or a pending action, which is settled or otherwise, disposed of without court approval.


Article VI of Perrin's Certificate of Incorporation provides for the indemnification of Perrin's officers, directors, and corporate employees and agents under certain circumstances as follows:

The officers and directors of the corporation shall not be personally liable to the corporation or its shareholders for damages for any breach of duty in such capacity except as limited by this chapter.

Notwithstanding any limitations in other sections of the Certificate of Incorporation, Perrin will, to the fullest extend permitted by Section 722 of the New York Business Corporation Law, indemnify any and all persons whom it has the power to indemnify against any and all of the expense, liabilities and loss, and this indemnification shall not be deemed exclusive of any other rights to which the indemnities may be entitled under any By-law, agreement, or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such persons.

Perrin may, at its own expense, maintain insurance to protect itself and any director, officer, employee or agent of Perrin against any such expense, liability or loss, whether or not Perrin would have the power to indemnify such person against such expense, liability or loss under the New York Business Corporation Law.

ITEM 25.  EXPENSES OF ISSUANCE AND DISTRIBUTION

The other expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:

          Securities and Exchange Commission
          Registration Fee                      $7.50
          Legal Fees                       $18,000.00
          Accounting Fees                   $1,000.00
          Printing and Engraving            $2,000.00
          Blue Sky Qualification Fees
          and Expenses                        $985.00
          Miscellaneous                    $   207.50
          Transfer Agent Fee               $   800.00
          TOTAL                            $23,000.00



ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

Perrin issued 200,000 shares between August 2000 and December 2000, to nine initial stockholders for $30,000. Additionally, 200,000 shares were issued to three persons for work, labor and services to be performed on behalf of Perrin.

NAME/ADDRESS                       SHARES OF                  PRICE PAID
BENEFICIAL                        COMMON STOCK
OWNER                          BENEFICIALLY OWNED
                            (SOLD UNDER THE EXEMPTION
                             OF SEC.4(2)OF SECURITIES
                                   ACT OF 1933)
--------------------------------------------------------------------------------

Thomas Thrower                      13,333.333                  $2,000
24 Paderewski Road
Oak Ridge, NJ 07438

Eli Gershenson                      13,333.333                  $2,000
14501 Montfort Drive,
Apt. 1203
Dallas, TX 75240

Jacob Lowenthal                     13,333.333                  $2,000
PO Box 345
Zichron Ya'acov,
Israel 30900

Jody Windland                       13,333.333                  $2,000
86-72 Sancho Street
Holliswood, NY 11423

Ted Winzig                          13,333.333                  $2,000
353 Fordham Place
City Island, NY 10464

Leon Kahn                           33,333.333                  $5,000
690 Ft. Washington, Avenue
New York, NY 10040-3752

Kador Investment Co.                33,333.333                  $5,000
182 Ben Gurion St.
Givatallm, Israel 53323

Ted Liebowitz                       33,333.333                  $5,000
110 Anchorage Road
Hewlett, NY 11557

Starling Corp                       33,333.333                  $5,000
C/o Laurence Abrams
PO Box 5779
Englewood, NJ 07631

Jody Eisenman                           66,667                       0
73 Palmer Avenue
Teaneck, NJ 07666

Peter Hoffman                           66,667                       0
28 Toms Point Lane
Lincoln Park, NJ 07035

Nelson Braff                            66,666                       0
25 Park Place
Great Neck, NY 11021














--------------------------------------------------------------------------------

Jody Eisenman, Nelson Braff and Peter Hoffman may be deemed "Promoters" of Perrin, as that term is defined under the Securities Act of 1933.


Mr. Hoffman, Mr. Eisenman and Mr. Braff received their shares on August 10, 2000. The remaining investors received their shares on November 15, 2000. The shares issued to Messrs. Hoffman, Eisenman and Braff have been valued at $30,000, which is the estimated expected vlaue of the services to be rendered.


Neither Perrin nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. All purchases were accredited or sophisticated investors. No one purchased the securities with a view towards resale.

Each purchaser represented in writing that he/she acquired the securities for his own account. A legend was placed on the certificates stating that the securities have not been registered under the Act and setting forth the restrictions on their transferability and sale. Each purchaser signed a written agreement that the securities will not be sold without registration under the Act.

ITEM 27.  EXHIBITS

 3.1      Certificate of Incorporation.**

 3.2      By-Laws.**

 4.1      Specimen Certificate of Common Stock.**

 4.6      Form of Escrow Agreement.**

 5.0      Opinion of Counsel.

23.0      Independent Auditors' Consent

24.0      Accountant's Consent to Use Opinion.

24.1      Counsel's Consent to Use Opinion.*

99.0      Agreement Among Shareholders.**

99.1      Subscription Agreement***

99.2      Subscription Agreement

*   contained in exhibit 5.0
**  filed with original registration statement on Form SB-2
*** filed with Amendment No. 2 to original registration statement on Form SB-2


ITEM 28.  UNDERTAKINGS

The registrant undertakes:

(1) To file, during any period in which offers or sales are being made, post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the Effective Date of the registration statement or the most recent post-effective amendment thereof which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including, but not limited to, any addition or deletion of managing underwriter;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To deposit into the Escrow Account at the closing, certificates in such denominations and registered in such names as required by Perrin to permit prompt delivery to each purchaser upon release of such securities from the Escrow Account in accordance with Rule 419 of Regulation C under the Securities Act. Pursuant to Rule 419, these certificates shall be deposited into an escrow account, not to be released until a business combination is consummated.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York, on June 27, 2002.


                                        Perrin Partners, Inc.


                                        BY:  /S/JODY EISENMAN
                                             ----------------
                                             Jody Eisenman, President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/JODY EISENMAN
-----------------------
Jody Eisenman                                   Dated          June 27, 2002
President, Director

/s/ NELSON BRAFF
-----------------------
Nelson Braff                                    Dated          June 27, 2002
Vice President,
 Director

/S/ PETER HOFFMAN
-----------------------                         Dated          June 27, 2002
Peter Hoffman
Secretary, Director

/S/ MARC BARASH
-----------------------                         Dated          June 27, 2002
Marc Barash
Director